Exhibit 10.38.1

AMENDMENT NO. 4 TO CREDIT AGREEMENT

This Amendment No. 4 to Credit Agreement (this “Agreement”) dated as of August 12, 2005 is made by and between NEUSTAR, INC., a Delaware corporation having its principal place of business in Sterling, Virginia (the “Borrower”), and BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States (“Bank of America”), in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement (as defined below)) (in such capacity, the “Administrative Agent”), and each of the Lenders signatory hereto, and each of the Guarantors (as defined in the Credit Agreement) signatory hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Credit Agreement dated as of August 14, 2002, as amended by Amendment No. 1 to Credit Agreement dated as of October 1, 2003, Amendment No. 2 to Credit Agreement dated as of August 30, 2004, and Amendment No. 3 to Credit Agreement and Waiver dated as of February 15, 2005 (and as hereby amended and as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated, the “Credit Agreement”; capitalized terms used in this Agreement not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the Lenders have made available to the Borrower a revolving credit facility, including a letter of credit facility; and

WHEREAS, the Maturity Date of such revolving credit facility is August 15, 2005; and

WHEREAS, the Borrower desires to extend the Maturity Date to February 10, 2006 and has requested a reduction in the Applicable Rate; and

WHEREAS, the Borrower has requested that the Credit Agreement be amended to reflect such extension in the Maturity Date ;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                       Amendments to Credit Agreement.  Subject to the terms and conditions set forth herein, Section 1.01 of the Credit Agreement is amended to restate the definitions of “Applicable Rate” and “Maturity Date” in their entirety to read as follows:

“Applicable Rate” means, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(b):

Applicable Rate

Pricing Level	Consolidated Leverage Ratio	Commitment Fee	Eurodollar Rate, LIBOR Daily Floating Rate and Letter of Credit Fee	Base Rate
1	<1.00:1	.200%	1.00%	.000%
2	>1.00:1 but <1.50:1	.250%	1.25%	.000%
3	>1.50:1 but <2.00:1	.250%	1.50%	.250%
4	>2.00:1	.300%	1.75%	.75%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the third Business Day immediately following the date a Compliance Certificate is received by the Administrative Agent pursuant to Section 7.02(b); provided, however, that if a Compliance Certificate is not received by the Administrative Agent when due in accordance with such Section, then Pricing Level 4 shall apply as of the third Business Day after the date on which such Compliance Certificate was required to have been delivered to the Administrative Agent until such Compliance Certificate is delivered.

“Maturity Date” means February 10, 2006.

2.                                       Effectiveness; Conditions Precedent.  The effectiveness of this Agreement and the amendments to the Credit Agreement herein provided are subject to the satisfaction of the following conditions precedent:

(a)                                  the Administrative Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Administrative Agent:

(i)                                     four (4) original counterparts of this Agreement, duly executed by the Borrower, the Administrative Agent, each Guarantor and the Required Lenders; and

(ii)                                  such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the Administrative Agent shall reasonably request; and

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(b)                                 all fees and expenses payable to the Administrative Agent and the Lenders (including the reasonable fees and expenses of counsel to the Administrative Agent estimated to date) shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

3.             Consent of the Guarantors.  Each Guarantor hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects the Guaranty to which such Guarantor is a party  (including without limitation the continuation of such Guarantor’s payment and performance when due of the obligations thereunder upon and after the effectiveness of this Agreement and the amendments contemplated hereby) and the enforceability of such Guaranty against such Guarantor in accordance with its terms.

4.                                       Representations and Warranties.  In order to induce the Administrative Agent and the Lenders to enter into this Agreement, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a)                                  The representations and warranties made by the Borrower in Article VI of the Credit Agreement and in each of the other Loan Documents to which it is a party are true and correct on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;

(b)                                 Since the date of the most recent financial reports of the Borrower delivered pursuant to Section 7.01 of the Credit Agreement, no act, event, condition or circumstance has occurred or arisen which, singly or in the aggregate with one or more other acts, events, occurrences or conditions (whenever occurring or arising), has had or could reasonably be expected to have a Material Adverse Effect;

(c)                                  The Persons appearing as Guarantors on the signature pages to this Agreement constitute all Persons who are required to be Guarantors pursuant to the terms of the Credit Agreement and the other Loan Documents, (except as may have been waived in writing by the Required Lenders) including without limitation all Persons who became Subsidiaries or were otherwise required to become Guarantors after the Closing Date, and each of such Persons has become and remains a party to a Guaranty as a Guarantor;

(d)                                 This Agreement has been duly authorized, executed and delivered by the Borrower and the Guarantors and constitutes a legal, valid and binding obligation of such parties, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and

(e)                                  No Default or Event of Default has occurred and is continuing.

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5.                                       Entire Agreement.  This Agreement, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter.  No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty.  Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other.  None of the terms or conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 11.01 of the Credit Agreement.

6.                                       Full Force and Effect of Agreement.  Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

7.                                       Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

8.                                       Governing Law.  This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within such State, and shall be further subject to the provisions of Section 11.16 of the Credit Agreement.

9.                                       Enforceability.  Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

10.                                 References.  All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby.

11.                                 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each of the Guarantors and the Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 11.07 of the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to Credit Agreement and Waiver to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

NEUSTAR, INC.

By:	/s/ Jeffrey A. Babka
Name:	Jeffrey A. Babka
Title:	Senior Vice President and Chief Financial Officer

GUARANTORS:

BIZTELONE, INC.

By:	/s/ Jeffrey A. Babka
Name:	Jeffrey A. Babka
Title:	Chief Financial Officer

NIGHTFIRE ACQUISITION CORPORATION

By:	/s/ Jeffrey A. Babka
Name:	Jeffrey A. Babka
Title:	Chief Financial Officer

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Michael D. Brannan
Name:	Michael D. Brannan
Title:	Senior Vice President

LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ Barbara P. Levy
Name:	Barbara P. Levy
Title:	Senior Vice President